Exhibit 99.1

Media Relations Contact:

Suzanne Keen

972-453-7875

suzanne.keen@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex Media announces second quarter 2014 earnings

DALLAS, Aug. 11, 2014 — Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions through direct relationships with local businesses, today announced financial results for the second quarter and six months ending June 30, 2014.

Key highlights in the first half 2014:

•                  Grew digital ad sales by 11.2%

•                  Generated net cash provided by operating activities of $202M

•                  Retired $210M of bank debt

“As our digital ad sales trends indicate, our bundle approach is clearly resonating with clients.  We are transforming this business into a one-stop shop for local marketing services and are pleased to report improvement again this quarter,” said Peter McDonald, president and CEO of Dex Media.  “We will continue to focus on the topline, delivering a great experience for our clients, while closely managing expenses and helping local businesses grow.”

Second Quarter and Six Months Ending June 30, 2014

$ in millions

GAAP Reporting	2Q’ 14	YTD ’14
Operating Revenue	$474	$930
Operating Income	$5	$12
Net (Loss)	$(85)	$(167)

Non-GAAP Reporting	2Q’ 14	YTD ’14
Pro forma Operating Revenue(1)	$474	$960
Adjusted Pro forma EBITDA(1)	$174	$368
Adjusted Pro forma EBITDA margin(1)	36.7%	38.3%

Advertising Sales(2)
Print	(21.3)%	(20.5)%
Digital	12.4%	11.2%
Total	(12.5)%	(12.6)%

(1) These represent non-GAAP measures. Pro forma Operating Revenue includes Dex One Corporation (Dex One) and SuperMedia Inc. (SuperMedia), the predecessor companies, operating revenue as if the merger had occurred prior to 2012 and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA represents earnings before interest; taxes; depreciation and amortization; and other nonrecurring items, including adjustments for reorganization items, merger transaction costs, merger integration costs, severance costs, and post-employment benefits plan amendments. Adjusted Pro forma EBITDA includes Dex One and SuperMedia EBITDA as if the merger had occurred prior to 2012; and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA margin is calculated by dividing Adjusted Pro forma EBITDA by Pro forma Operating Revenue.

(2) Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under U.S. GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both former Dex One and former SuperMedia, for the three months and six months ended June 30, 2014 and 2013.

Cash provided by operations for the six months ended June 30, 2014 was $202 million less $9 million in capital expenditures which resulted in free cash flow, a non-GAAP measure of $193 million.  The Company had a cash balance of $146 million as of June 30, 2014.

Acquisition Accounting Statement

On April 30, 2013, the merger of Dex One and SuperMedia was consummated, with 100% of the equity of SuperMedia being exchanged for equity in Dex Media.  We accounted for the business combination using the acquisition method of accounting, with Dex One identified as the acquiring entity for accounting purposes.  As a result of the acquisition of SuperMedia, our GAAP results for the six months ended June 30, 2013 exclude the operating results of SuperMedia prior to April 2013. Prior to the merger with Dex One, SuperMedia had deferred revenue and deferred directory costs on its consolidated balance sheet.  These amounts represented future revenue and cost that would have been amortized by SuperMedia from May 2013 through April 2014 that was not recognized by Dex Media.  As a result of acquisition accounting, the fair value of deferred revenue and deferred directory costs was determined to have no future value, thus were not recognized in the operating results of Dex Media. The exclusion of these items from our operating results did not have any impact on the cash flows of Dex Media.  See the attached schedules and our quarterly filing on Form 10-Q for additional information on the merger and the financial impacts on our results.

Earnings Call and Webcast Information

Dex Media will host an investor call at 10 a.m. EST today. Individuals within the United States can access today’s call by dialing 888-603-6873. International participants should dial 973-582-2706. The pass code for the call is: 78702537. In order to ensure a prompt start time, please dial into the call by 9:50 a.m. EST.  A replay of the teleconference will be available at 800-585-8367.  International callers can access the replay by calling 404-537-3406. The replay pass code is: 78702537. The replay will be available through September 05, 2014. In addition, a live webcast will be available on Dex Media’s website in the Investor Relations section at www.dexmedia.com.

Basis of Presentation and Non-GAAP Financial Measures

The financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted pro forma non-GAAP results.  Dex Media believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, Dex Media believes the non-GAAP results provide useful information to management and investors by excluding certain nonrecurring items that Dex Media believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Dex Media’s performance, and Dex Media believes that non-GAAP results provide investors with financial measures that most closely align to its internal financial measurement processes.

About Dex Media

Dex Media (NASDAQ: DXM) is a full-service media company offering integrated marketing solutions that deliver measurable results. As the marketing department for more than 500,000 small and medium-sized businesses across the U.S., Dex Media helps them Get Found, Get Chosen and Get Talked About. The company’s widely used consumer services include the DexKnows.com® and Superpages.com® search portals and applications as well as local print directories. For more information, visit www.DexMedia.com.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: our inability to provide assurance for the long-term continued viability of our business; failure to comply with the financial covenants and other restrictive covenants in our credit facilities; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; changes in our credit rating; changes in our operating performance; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to anticipate or respond to changes in technology and user preferences; our ability to maintain agreements with major Internet search and local media companies; competition from other yellow page directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses; the outcome of pending or future litigation and other claims; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the merger of Dex One and SuperMedia may not be realized or may take longer to realize than expected; and other events beyond our control that may result in unexpected adverse operating results.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the periodic and other reports we file with the Securities and Exchange Commission, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2013. All forward-looking statements included in this release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Dex Media, Inc.	Schedule A
Consolidated Statements of Comprehensive Loss

Reported (GAAP)

(dollars in millions, except per share amounts)

	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/14	6/30/13	% Change

Operating Revenue	$930	$623	49.3

Operating Expenses
Selling	227	160	41.9
Cost of service (exclusive of depreciation and amortization)	296	208	42.3
General and administrative	73	100	(27.0)
Depreciation and amortization	322	282	14.2
Total Operating Expenses	918	750	22.4

Operating Income (Loss)	12	(127)	NM
Interest expense, net	180	122	47.5
(Loss) Before Reorganization Items, and (Benefit) for Income Taxes	(168)	(249)	(32.5)

Reorganization items	—	37	(100.0)
(Loss) Before (Benefit) for Income Taxes	(168)	(286)	(41.3)
(Benefit) for income taxes	(1)	(158)	(99.4)
Net (Loss)	$(167)	$(128)	30.5

Other Comprehensive (Loss)
Adjustments for pension and other post-employment benefits, net of taxes	4	(6)	NM
Comprehensive (Loss)	$(163)	$(134)	21.6

Basic and Diluted (Loss) per Common Share	$(9.67)	$(10.12)	(4.4)
Basic and diluted weighted-average common shares outstanding	17.3	12.5

Dex Media, Inc.	Schedule B
Consolidated Statements of Comprehensive Loss

Reported (GAAP)

(dollars in millions, except per share amounts)

	Three Mos. Ended	Three Mos. Ended
Unaudited	6/30/14	6/30/13	% Change

Operating Revenue	$474	$335	41.5

Operating Expenses
Selling	112	95	17.9
Cost of service (exclusive of depreciation and amortization)	146	124	17.7
General and administrative	50	69	(27.5)
Depreciation and amortization	161	193	(16.6)
Total Operating Expenses	469	481	(2.5)

Operating Income (Loss)	5	(146)	NM
Interest expense, net	90	79	13.9
(Loss) Before Reorganization Items, and (Benefit) for Income Taxes	(85)	(225)	(62.2)

Reorganization items	—	1	(100.0)
(Loss) Before (Benefit) for Income Taxes	(85)	(226)	(62.4)
(Benefit) for income taxes	—	(157)	(100.0)
Net (Loss)	$(85)	$(69)	23.2

Other Comprehensive (Loss)
Adjustments for pension and other post-employment benefits, net of taxes	2	(7)	NM
Comprehensive (Loss)	$(83)	$(76)	9.2

Basic and Diluted (Loss) per Common Share	$(4.93)	$(4.58)	7.6
Basic and diluted weighted-average common shares outstanding	17.3	14.7

Dex Media, Inc.	Schedule C
Reconciliation of Non-GAAP Measures

(dollars in millions)

	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/14	6/30/13

Net (Loss) - GAAP	$(167)	$(128)
Add/(subtract) non-operating items:
(Benefit) for income taxes	(1)	(158)
Interest expense, net	180	122
Reorganization items,(3)	—	37
Operating Income (Loss)	12	(127)
Depreciation and amortization	322	282
EBITDA (non-GAAP) (1)	334	155

Adjustments and Pro Forma Items:
Adjustments for SuperMedia acquisition accounting (4)	21	262
Merger transaction costs (5)	—	34
Merger integration costs (6)	26	28
Severance (7)	—	3
Post-employment benefits plan amendments (8)	(13)	(38)
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$368	$444

Operating Revenue - GAAP	$930	$623
SuperMedia revenue excluded from GAAP revenue (9)	30	516
Pro Forma Operating Revenue (non-GAAP)	$960	$1,139

Operating income (loss) margin (10)	1.3%	-20.4%
Impact of depreciation and amortization	34.6%	45.3%
EBITDA margin (non-GAAP) (11)	35.9%	24.9%
Impact of adjustments and pro forma Items	2.4%	14.1%
Adjusted Pro Forma EBITDA margin (non-GAAP) (12)	38.3%	39.0%

	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/14	6/30/13

Net cash provided by operating activities - GAAP	$202	$139
SuperMedia operating cash flow excluded from GAAP results	—	55
Adjustment for merger transaction cash costs	—	30
Adjusted Pro Forma net cash provided by operating activities	$202	$224
Less: Additions to fixed assets and capitalized software - GAAP	(9)	(12)
Less: SuperMedia additions to fixed assets and capitalized software not included in GAAP results	—	(6)
Pro Forma addtions to fixed assets and capitalized software	(9)	(18)
Adjusted Pro Forma Free Cash Flow (13)	$193	$206

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule D
Reconciliation of Non-GAAP Measures

(dollars in millions)

Unaudited	Three Mos. Ended 6/30/14	Three Mos. Ended 6/30/13

Net (Loss) - GAAP	$(85)	$(69)
Add/(subtract) non-operating items:
(Benefit) for income taxes	—	(157)
Interest expense, net	90	79
Reorganization items(3)	—	1
Operating Income (Loss)	5	(146)
Depreciation and amortization	161	193
EBITDA (non-GAAP) (1)	166	47

Adjustments and Pro Forma Items:
SuperMedia results-EBITDA impact (4)	—	130
Merger transaction costs (5)	—	18
Merger integration costs (6)	8	28
Post-employment benefits plan amendments (8)	—	(9)
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$174	$214

Operating Revenue - GAAP	$474	$335
SuperMedia revenue excluded from GAAP revenue (9)	—	223
Pro Forma Operating Revenue (non-GAAP) (2013 only)	$474	$558

Operating income (loss) margin (10)	1.1%	-43.6%
Impact of depreciation and amortization	33.9%	57.6%
EBITDA margin (non-GAAP) (11)	35.0%	14.0%
Impact of adjustments and pro forma Items	1.7%	24.4%
Adjusted Pro Forma EBITDA margin (non-GAAP) (12)	36.7%	38.4%

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule E

Consolidated Balance Sheets

Reported (GAAP)

(dollars in millions)

Unaudited	June 30, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$146	$156
Accounts receivable, net of allowances of $37 and $26	168	218
Deferred directory costs	177	183
Deferred tax assets	9	9
Prepaid expenses and other	20	27
Assets held for sale	15	16
Total current assets	535	609
Fixed assets and capitalized software, net	84	106
Goodwill	315	315
Intangible assets, net	1,088	1,381
Pension assets	53	41
Other non current assets	9	12
Total Assets	$2,084	$2,464

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Current maturities of long-term debt	$131	$154
Accounts payable and accrued liabilities	135	166
Accrued interest	20	20
Deferred revenue	110	126
Total current liabilities	396	466
Long-term debt	2,385	2,521
Employee benefit obligations	121	132
Deferred tax liabilities	31	28
Unrecognized tax benefits	14	19
Other liabilities	1	1

Stockholders’ equity (deficit):
Common stock, par value $.001 per share, authorized-300,000,000 shares: issued and outstanding-17,643,006 at June 30, 2014 and 17,601,520 at December 31, 2013	—	—
Additional paid-in capital	1,553	1,551
Retained (deficit)	(2,387)	(2,220)
Accumulated other comprehensive (loss)	(30)	(34)
Total shareholders’ equity (deficit)	(864)	(703)
Total Liabilities and Shareholders’ Equity (Deficit)	$2,084	$2,464

Dex Media, Inc.	Schedule F

Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

(dollars in millions)

	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/14	6/30/13	$ Change

Cash Flows from Operating Activities
Net (loss)	$(167)	$(128)	$(39)
Reconciliation of net (loss) to net cash provided by operating activities:
Depreciation and amortization	322	282	40
Provision for deferred income taxes	(5)	(160)	155
Provision for bad debts	15	12	3
Non-cash interest expense	45	24	21
Stock-based compensation expense	2	3	(1)
Employee retiree benefits	(16)	(1)	(15)
Non-cash reorganization items	—	32	(32)
Changes in assets and liabilities:
Accounts receivable	35	82	(47)
Deferred directory costs	8	(20)	28
Other current assets	5	8	(3)
Accounts payable and accrued liabilities	(41)	5	(46)
Other items, net	(1)	—	(1)
Net cash provided by operating activities	202	139	63

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(9)	(12)	3
Cash acquired in acquisition	—	154	(154)
Net cash provided by (used in) investing activities	(9)	142	(151)

Cash Flows from Financing Activities
Debt repayments	(202)	(209)	7
Debt issuance costs and other financing items, net	(1)	—	(1)
Net cash (used in) financing activities	(203)	(209)	6
Increase (decrease) in cash and cash equivalents	(10)	72	(82)
Cash and cash equivalents, beginning of year	156	172	(16)
Cash and cash equivalents, end of period	$146	$244	$(98)

	Six Mos. Ended	Six Mos. Ended
Non-GAAP Financial Reconciliation - Free Cash Flow	6/30/14	6/30/13	$ Change
Unaudited

Net cash provided by operating activities	$202	$139	$63
Less: Additions to fixed assets and capitalized software	(9)	(12)	3
Free Cash Flow	$193	$127	$66

Dex Media, Inc.	Schedule G

Metrics

Advertising Sales	Three Mos. Ended	Three Mos. Ended	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/14	6/30/13	6/30/14	6/30/13

Print Products Sales
% Change year-over-year	(21.3)%	(21.7)%	(20.5)%	(22.1)%

Digital Sales
% Change year-over-year	12.4%	6.2%	11.2%	9.5%

Total Advertising Sales(1)
% Change year-over-year	(12.5)%	(16.2)%	(12.6)%	(16.0)%

Notes:

(1)  Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both Dex One and SuperMedia, for all periods presented.

Other Metrics

	Three Mos. Ended	Three Mos. Ended	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/14	6/30/13	6/30/14	6/30/13

% of Revenue Sourced from Digital Solutions	29%	24%	28%	23%

	As of	As of
Unaudited	6/30/14	6/30/13

% Clients with a Digital Relationship	36%	34%

Dex Media, Inc.	Schedule H
Reconciliation of Non-GAAP Measures End Notes

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)	Adjusted Pro Forma EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs and pro forma items.

Adjusted Pro Forma results for 2014 and 2013 reflect the combination of Dex One and SuperMedia as if the transaction had been consummated prior to January 1, 2012 and reflect certain other adjustments, including adjustments to exclude the effects of purchase accounting, merger transaction and integration costs, severance and post-employment benefits amortization/gain. Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of Dex Media would have been had the Dex One / SuperMedia merger transaction been consummated prior to January 1, 2012.

(3)

Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code. These costs include a non-cash charge of $32 million to write off the unamortized debt fair value adjustment associated with Dex One’s senior secured credit facilities in the year ended December 31, 2013.

(4)	This pro forma adjustment represents the historical EBITDA results of SuperMedia that as a result of acquisition accounting, were not included in the GAAP results of Dex Media.

(5)	Merger transaction costs represent costs associated with completing the merger between Dex One and SuperMedia.

(6)	Merger integration costs represent costs incurred to achieve synergies related to the merger of Dex One and SuperMedia.

(7)	Severance costs are associated with SuperMedia headcount reductions in 2013 prior to the merger.

(8)	These adjustments for 2014 and 2013 include credits to expense related to pretax gains associated with plan amendments to other post-employment benefits.

(9)	This pro forma adjustment represents the historical revenue results of SuperMedia that as a result of acquisition accounting, was not included in the GAAP results of Dex Media.

(10)	Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(11)	EBITDA margin is calculated by dividing EBITDA (non-GAAP) by GAAP operating revenue.

(12)	Adjusted Pro Forma EBITDA margin is calculated by dividing Adjusted Pro Forma EBITDA by Pro Forma operating revenue.

(13)

Adjusted Pro Forma Free Cash Flow is calculated by adding Dex Media’s cash from operations to the historical SuperMedia cash from operations less capital expenditures of Dex Media and the historical capital expenditures of SuperMedia, before operating cash flow payments for merger transaction costs. As a result of acquisition accounting, the historical results of SuperMedia prior to April 30, 2013 were not included in the GAAP operating results of Dex Media.